UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2004

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-74798 (001-[Number Applied For]) (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     Our finding and development cost-per-barrel metric reported in prior years was calculated by dividing the net reserve change for each reporting period (excluding production and sales) into costs incurred for the period, as reported in the “Costs Incurred” disclosure required by Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities.” Due to the timing of proved reserve additions and the timing of the related costs incurred to find and develop such proved reserves, this metric often includes quantities of proved reserves for which a majority of the costs of development have not yet been incurred. Conversely, the metric also often includes costs to develop proved reserves that had been added in earlier years. Because this metric may not necessarily represent total finding and development costs for projects under way or may not be indicative of expected future finding and development costs, we have discontinued reporting it in our filings with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Rand C. Berney
Rand C. Berney
Vice President and Controller

December 3, 2004

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